UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

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EVOLUTION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-140306	20-2356853
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

43 Yazoo Avenue, Clarksdale, Mississippi 38614

(Address of Principal Executive Office) (Zip Code)

662-655-1077

(Registrant’s telephone number, including area code)

BBN GLOBAL CONSULTING, INC.

14 Charlotte Drive, Spring Valley, NY 10977

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01

COMPLETION OF ACQUSITION OR DISPOSTION OF ASSETS

On May 27, 2009 (the “Merger Date”), BBN Global Consulting, Inc. (“BBN”), Evolution Resources, Inc. (“Evolution”) and Evolution Resources Acquisition Corp. (“ERAC”), a wholly-owned subsidiary of BBN, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on May 27, 2009 ERAC merged with and into Evolution, with Evolution remaining as the surviving corporation (the “Merger”).

As of the closing of the Merger, each issued and outstanding share of common stock of Evolution was converted into the right to receive 15,296,077 shares of the common stock of BBN. Following (i) the closing of the Merger and (ii) the cancellation of 7,975,000 shares of BBN’s common stock in connection with the Merger, the former shareholders of Evolution will hold approximately 89.55% of the common stock of BBN.

In connection with the Merger, Evolution entered into a Registration Rights Agreement (the “Registration Rights Agreement”), in which it agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) within seven calendar days of the date of the Merger Date for the shares of common stock held by the holders of BBN common stock prior to the Merger. In the event Evolution does not timely file the Registration Statement or timely respond the SEC comments and communication regarding the Registration Statement, it will be subject to liquidated damages of $10,000 on each default date and every 30 day period thereafter until such default has been cured.

Additionally, concurrent with the Merger, Evolution entered into a Series A Convertible Stock Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Series A Investment) for the sale of an aggregate of 22,500 shares of Series A Convertible Preferred Stock (the “Investor Shares”), for aggregate gross proceeds equal to $225,000 (the “Purchase Price”). The Purchase Price will be paid as follows: (i) $120,000 as of the Merger Date, (ii) $55,000 upon the filing of the Registration Statement and (iii) $50,000 upon the effectiveness of the Registration Statement. The terms of the Investor Shares are described in Item 3.02 below. The Purchase Agreement provides for piggy-back registration rights for the shares of common stock underlying the Investor Shares. In addition, without the written consent of holders of a majority of the Investor Shares, Evolution agreed not to register any share of equity securities for a period of one year following the Merger Date except for the securities required to be registered under the Registration Rights Agreement (the “Registration Restrictions”).

The foregoing descriptions of the Merger Agreement, Purchase Agreement and Registration Rights Agreement (collectively, the “Transaction Agreements”) do not purport to be complete and are qualified in their entirety by reference to the complete text of the Transaction Agreements, which are filed as exhibits to this Form 8-K and incorporated herein by reference.

The shares of BBN’s common stock issued to former holders of Evolution’s common stock in connection with the Merger and the Investor Shares were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

On May 27, 2009, in connection with the Merger, the Company amended and restated its articles of incorporation to, among other things, change its name from BBN Global Consulting, Inc. to Evolution Resources, Inc. A copy of the amended and restated articles of incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. Additionally, in connection with the Series A Investment, the Company filed with the Nevada secretary of state a certificate of designation setting forth the rights, preferences and privileges of its Series A Convertible Preferred Stock. A copy of the certificate of designation of the Series A Convertible Preferred Stock is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

In connection with the Merger, Hank Cohn resigned as the Chief Executive Officer, and Chairman of the Board, Chief Financial Officer, President and Secretary of BBN He will remain as a member of the Board of Directors.

Also in connection with the Merger, the following individuals were appointed to their respective positions set forth beside their names below:

Name	Title

Dennis McLaughlin	Chairman of the Board, Chief Executive Officer and President
Christopher P. Chambers	Executive Vice President, Chief Accounting Officer, Secretary

Biographical and other information on Messrs. McLaughlin and Chambers are set forth in the sections entitled “Directors and Executive Officers” set forth in “Form 10 Disclosure” of Section 1.01 of this Report.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K provides that if a registrant reporting a transaction under Item 2.01 was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) prior to such transaction, the registrant must disclose the information that would be required if it were filing a general form for securities registration on Form 10. Please note that the information provided below relates to the combined company after the Merger. Because BBN’s operations after the Merger will consist solely of Evolution’s operations, the following discussion of our business and operations will refer to Evolution’s business and operations.

Item 1:

Business.

Overview

Evolution Resources, Inc. is a development stage company focused on the advancement of the profitable production of cellulosic ethanol and biodiesel. Evolution’s business plan contains certain proposed projects that if successfully implemented and completed, will leverage existing assets and infrastructure to (a) significantly shorten the time frame required to establish commercial scale cellulosic ethanol production facilities and (b) “repurpose” certain industrial facilities to provide key biofuels production components.

Evolution is currently focused on building a team of industry experts to advise and assist Evolution’s management as the project plans are developed. The team will include members from the scientific, financial, legal, and government policy communities who are all well experienced in the field of renewable fuels.

Projects

The proposed projects include the following:

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Development of a 4 million gallon per year (mmgy) cellulosic ethanol production facility located in an area with a large availability of straw biomass. The project is attractive as the initial cellulosic facility due to the fact that the site for a proposed facility has existing ethanol components and equipment, initial design work for the project has already been completed, and certain permits for ethanol production already exist at the site. These elements, combined with the goal of engineering and constructing a relatively small commercial scale production facility, provide the potential to complete the project and bring it online in as little as seven months.

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Development of a 60 mmgy cellulosic ethanol production facility located adjacent to an existing pulping facility. The project will leverage the existing mill assets for the handling of large quantities of wood biomass and the capability to produce pulp cellulose, and will utilize a proprietary technology to convert the cellulose to fermentable sugars.

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Development of an existing 20 mmgy biodiesel production facility that is currently hampered by the lack of affordable feedstock oils. The project includes the acquisition of a nearby oilseed crusher that was recently closed, and the plan calls for modifications to the crusher to activate it for soybeans, with the extracted oil to be shipped to the biodiesel facility and the meal to be sold in the local markets.

In order to fund the development of the projects, acquire certain assets, and perform the required engineering and construction work involved with each project, Evolution will need to raise approximately $82 million in a mix of equity, debt, and federal government grants/guarantees.

Presently, Evolution does not have any agreements or understandings to acquire, or secure access to, any of the projects, the land or facilities described above that would be necessary to develop these projects. As such, no assurance can be made that any of the above described projects will ever be developed.

INDUSTRY BACKGROUND

Biofuels

Unlike other renewable sources, biomass can be converted directly into liquid fuels called “biofuels” to help meet transportation needs. The two most common types of biofuels are biodiesel and ethanol.

Ernst & Young includes biofuels in its renewable energy index. The United States is at the top of the “All Biofuels Index” due to its recent strength and scale of development, its high gasoline and diesel consumption and its sophisticated financial markets.

The biodiesel market has grown significantly over the past several years with most consumption concentrated in the federal, state and local government. According to the National Biodiesel Board, U.S. biodiesel production was approximately 15 million gallons in 2002 and U.S. production has grown to an estimated 690 million gallons in 2008. While current economic conditions on U.S. produced biodiesel have created extremely challenging conditions for the biodiesel market, we believe the following factors will contribute to its ultimate recovery.

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Beneficial government initiatives and incentives. Initiatives and incentives at the federal, state and local government levels enhance the economics and market demand for biodiesel production. These initiatives include tax credits as well as mandates for increased use of biodiesel and biodiesel blends.

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Environmental benefits. Biodiesel is biodegradable, nontoxic and essentially free of sulfur and aromatics. Additionally, biodiesel reduces tailpipe exhaust emissions, greenhouse gas emissions and sulfur dioxide emissions (acid rain) and minimizes black smoke and smog-causing particulate matter.

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Easy integration into existing infrastructure. Biodiesel can be used in diesel engines with no modifications as B100 or mixed with petroleum diesel, such as the B20 and B5 blends. A blended biodiesel may enhance petroleum diesel because it has the ability to extend engine life and decrease operating expenses due to the increase in engine lubricity.

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Increased energy security. U.S. domestic oil production has continuously declined while demand has grown since the mid-1980s, increasing dramatically our nation’s import requirements of crude oil from third world countries. Use of biodiesel, which can be produced with a variety of feedstocks from both domestic and worldwide sources, can help reduce dependence on imported oil. Many of these feedstocks are normally unfit for human consumption.

Biodiesel basics

Biodiesel is a clean-burning, non-toxic and biodegradable renewable fuel that is an alternative to petroleum diesel. Biodiesel is primarily used in blends with petroleum diesel as a fuel for trucks and automobiles, but can also be used as heating oil and in a variety of other applications, including marine transportation, electrical generation, farming equipment and mining operations.

Biodiesel contains no petroleum and is a renewable fuel because it can be made from a variety of renewable raw materials, or ''feedstocks’’, including vegetable oils, animal fats and recycled cooking oils. Biodiesel performs comparably to petroleum diesel in terms of fuel economy, horsepower and torque and offers many benefits over petroleum diesel. The use of biodiesel reduces greenhouse gas emissions (both tailpipe emissions and emissions on a total lifecycle basis, including emissions created in the production of biodiesel), as well as other emissions such as particulate matter, carbon monoxide and unburned hydrocarbons. Biodiesel is more biodegradable than petroleum diesel and is also safer to transport due to the higher temperature at which biodiesel ignites, known as its flashpoint.

Biodiesel can be used in its pure form as a direct substitute for diesel fuel or can be mixed at any level with petroleum diesel to create a biodiesel blend. This distinguishes biodiesel from ethanol, which can be blended with gasoline at higher levels only for use in specially modified engines and therefore is not generally used as a direct substitute for gasoline. A blended biodiesel fuel may offer improvements over low-sulphur, unblended petroleum diesel because its increased lubricity has the ability to extend engine life and reduce maintenance costs. In addition, biodiesel has a significantly higher cetane rating, which is a measurement of diesel ignition performance, than petroleum diesel. As a result, biodiesel can improve the ignition performance of diesel engines when it is used in blended or pure form.

Biodiesel blends at various concentrations and can be used in diesel engines without modifications. Biodiesel blends vary according to geographic region and climate, but the most commonly-used blends generally range from a blend of 2% biodiesel and 98% petroleum diesel, or (“B2”), up to a blend of 20% biodiesel and 80% petroleum diesel, or (“B20”).

Traditional Biodiesel Production Process

Biodiesel is produced through a process called transesterification, which involves taking naturally-occurring carbon chain molecules, known as triglycerides, (found in items such as vegetable oils and animal fats), and converting them into methyl esters (the chemical term for biodiesel). This is achieved by reacting triglycerides with an alcohol such as methanol.

Government Initiatives

Tax Incentives. The primary federal government incentive intended to lower the effective cost of biodiesel is the biodiesel blenders excise tax credit, which is available to registered blenders of biodiesel and petroleum diesel. Due to recent Congressional action signed into law in October 2008, all biodiesel fuel, regardless of feedstock source, now qualifies for the $1.00 per gallon biodiesel incentive as of January 1, 2009. Under the previous legislation, biodiesel produced from second use, or non-virgin, feedstocks, such as yellow grease collected from restaurants, was eligible for a reduced $0.50 per gallon tax incentive. The new legislation also closes the so-called “splash and dash” loophole, which allowed foreign-produced biodiesel to be imported to the U.S., splash blended to claim the tax incentive, and then exported to a third country for final use. In December 2007, the Energy Independence and Security Act of 2007 established a renewable fuels standard for biodiesel use in the United States of one billion gallons by 2012.

Use Mandates. A number of federal and state regulations mandate the use of biodiesel blends as additives to gasoline. The Energy Independence and Security Act of 2007 requires a 36 billion gallons per year renewable fuels standard (RFS) by 2022, to be administered by the U.S. Environmental Protection Agency. The new RFS began in 2008 and requires 9 billion gallons of biofuels to be used in 2008 and 11 billion gallons in 2009. The RFS contains the following sub-levels:

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15 billion gallons of the ultimate 36 billion gallon requirement by 2022 will come from “conventional biofuels” and includes biodiesel;

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21 billion gallons of the overall 36 billion gallons mandate are to be “advanced biofuels” (defined as cellulosic ethanol, ethanol derived from sugar or starch, biogas, biomass-based diesel, butanol or other alcohols and other fuel derived from cellulosic biomass) by 2022;

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16 billion gallons of the “advanced biofuels”, under the same timeframe, are to come from cellulosic biofuel; and

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1 billion gallons by 2012 are required to be from biomass-based diesel.

Benefits of Biodiesel

   According to the National Biodiesel Board, environmental benefits in comparison to petroleum based fuels include:

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Biodiesel reduces by as much as 65% the emission of particulates, which are small particles of solid combustion products. This can reduce cancer risks by up to 94% according to testing sponsored by the Department of Energy.

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Biodiesel does produce the same or slightly more (up to 7% more) nitrogen oxide (“NOx”) emissions than petrodiesel, but these emissions can be reduced through the use of catalytic converters. As biodiesel contains no nitrogen, the increase in NOx emissions may be due to the higher cetane rating of biodiesel as well as higher oxygen content, which allows it to convert nitrogen from the atmosphere into NOx more rapidly. Properly designed and tuned engines may eliminate this increase.

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Biodiesel has a higher cetane rating than petrodiesel, and therefore ignites more rapidly when injected into the engine. It also has the highest energy content (B100) of any alternative fuel in its pure form.

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Biodiesel is twice as biodegradable as petroleum oils and is non-toxic. Tests sponsored by the United States Department of Agriculture confirm biodiesel is less toxic than table salt.

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In the United States, biodiesel is the only alternative fuel to have successfully completed the Health Effects Testing requirements (Tier I and Tier II) of the Clean Air Act (1990).

In addition, the National Biodiesel Board lists the following advantages of biodiesel over other alternative fuels:

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Today, diesel engines can run most biodiesel blends with no modifications.

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Biodiesel does not need investments into new infrastructure. It can use the current distribution and retail infrastructure.

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Biodiesel can be blended in any percentage with petrodiesel.

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Biodiesel has the highest energy content (BTU) of any alternative fuel.

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Harmful emissions (carbon monoxide, particulate matter and hydrocarbons) are reduced by more than 50% compared with petrodiesel.

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Biodiesel has a positive energy balance.

Biodiesel can capitalize on existing infrastructure to quickly and efficiently satisfy a portion of world energy needs.

Market Acceptance of Biodiesel

According to the National Biodiesel Board:

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600 major fleets in the U.S. use biodiesel commercially.

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More than 1,250 retail filling stations in the U.S. offer biodiesel to the public.

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Currently there are 176 plants either with producing biodiesel or being planned.

Ethanol

Conventional ethanol and cellulosic ethanol are the same product, but are produced utilizing different feedstocks and processes. Conventional ethanol is derived from grains such as corn and wheat or soybeans. Corn, the predominant feedstock, is converted to ethanol in either a dry or wet milling process. In dry milling operations, liquefied corn starch is produced by heating corn meal with water and enzymes. A second enzyme converts the liquefied starch to sugars, which are fermented by yeast into ethanol and carbon dioxide. Wet milling operations separate the fiber, germ (oil), and protein from the starch before it is fermented into ethanol.

Cellulosic ethanol can be produced from a wide variety of cellulosic biomass feedstocks including agricultural plant wastes (corn stover, cereal straws, sugarcane bagasse), plant wastes from industrial processes (sawdust, paper pulp) and energy crops grown specifically for fuel production, such as switchgrass. Cellulosic biomass is composed of cellulose, hemicellulose and lignin, with smaller amounts of proteins, lipids (fats, waxes and oils) and ash. Roughly two-thirds of the dry mass of cellulosic materials consists of cellulose and hemicellulose. Lignin makes up the bulk of the remaining dry mass.

As with grains, processing cellulosic biomass aims to extract fermentable sugars from the feedstock. But the sugars in cellulose and hemicellulose are locked in complex carbohydrates called polysaccharides (long chains of monosaccharides or simple sugars). Separating these complex polymeric structures into fermentable sugars is essential to the efficient and economic production of cellulosic ethanol.

Two processing options are employed to produce fermentable sugars from cellulosic biomass. One approach utilizes acid hydrolysis to break down the complex carbohydrates into simple sugars. An alternative method, enzymatic hydrolysis, utilizes pretreatment processes to first reduce the size of the material to make it more accessible to hydrolysis. Once pretreated, enzymes are employed to convert the cellulosic biomass to fermentable sugars. The final step involves microbial fermentation yielding ethanol and carbon dioxide.

Overview of Ethanol Market

The primary applications for fuel-grade ethanol in the United States include:

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Renewable fuels . Ethanol is blended with gasoline in order to enable gasoline refiners to comply with a variety of governmental programs, in particular, the national RFS designed to promote alternatives to fossil fuels.

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Fuel blending . In addition to its performance and environmental benefits, ethanol is used to extend fuel supplies. As the need for automotive fuel in the United States increases and the dependence on foreign crude oil and refined products grows, the United States is increasingly seeking domestic sources of fuel. Much of the ethanol blending throughout the United States is done for the purpose of extending the volume of fuel sold at the gasoline pump. Furthermore, conditions in Brazil, where ethanol accounts for 40% of all vehicle fuels and is sold in blends with gasoline ranging from 25% to 100%, suggest that ethanol could capture a much greater portion of the United States market in the future.

The ethanol fuel industry is greatly dependent upon tax policies and environmental regulations that favor the use of ethanol in motor fuel blends in the United States. Ethanol blends have been either wholly or partially exempt from the federal excise tax on gasoline since 1978. The current federal excise tax on gasoline is $0.184 per gallon and is paid at the terminal by refiners and marketers. If the fuel is blended with ethanol, the blender may claim a $0.45 per gallon tax credit for each gallon of ethanol used in the mixture. The 2007 USDA Farm Bill provides for a maximum $1.01 per gallon production tax credit for cellulosic biofuel through the end of 2012. Federal law also requires the sale of oxygenated fuels in certain carbon monoxide non-attainment Metropolitan Statistical Areas, or MSAs, during at least four winter months, typically November through February.

In addition, the Energy Independence and Security Act of 2007, which was signed into law in December 2007, significantly increased the prior national RFS. The prior national RFS mandated the use of 5.4 billion gallons of renewable fuels in 2008, which was to rise incrementally and peak at 7.5 billion gallons by 2012. The new national RFS significantly increases the mandated use of renewable fuels to 9.0 billion gallons in 2008, which is to rise incrementally and peak at 36.0 billion gallons by 2022. The new national RFS mandates for renewable fuel use increase each year, with corn-based or “conventional” ethanol reaching a peak of 15.0 billion gallons by 2015. Beginning in 2016, increases in the new national RFS targets must be met with advanced biofuels, defined as cellulosic ethanol and other biofuels derived from feedstock other than corn starch. We believe that these increases will bolster demand for ethanol.

Ethanol prices, net of tax incentives offered by the federal government, are generally positively correlated to fluctuations in gasoline prices. In addition, we believe that ethanol prices in the Western United States are typically $0.15 to $0.20 per gallon higher than in the Midwest due to the freight costs of delivering ethanol from Midwest production facilities.

Total annual gasoline consumption in the United States is approximately 140 billion gallons and total annual ethanol consumption represented less than 5% of this amount in 2007. We believe that the domestic ethanol industry has substantial potential for growth to initially reach what we estimate is an achievable level of at least 10% of the total annual gasoline consumption in the United States, or approximately 14 billion gallons of ethanol annually and thereafter up to 36 billion gallons of ethanol annually required under the new national RFS by 2022.

While we believe that the overall national market for ethanol will grow, we believe that the market for ethanol could experience either increases or decreases in demand depending on the preferences of petroleum refiners and state policies.

Customers

We plan to produce and resell ethanol to various customers in the Western and Southeastern United States. We will also arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers. Our revenue will be obtained primarily from sales of ethanol to large oil companies and fuel brokers.

Employees

Evolution currently employs 2 employees and expects to add 10 to 12 additional employees by year end. Industry experts, engineers, and researchers will be contracted on an as-needed basis.

Facilities

Evolution uses office space at the Luckett Tyner Law Firm (the “Tyner Law Firm”), 143 Yazoo Avenue, Clarksdale, Mississippi 38614. The Tyner Law Firm provides this office space at no charge to Evolution.

Competition

The National Biodiesel Board reports that, as of January, 2008, there were approximately 171 commercial biodiesel refineries in the United States with an annual production capacity of approximately 2.2 billion gallons per year. In addition, the National Biodiesel Board reports that there were 55 commercial biodiesel refineries under construction and 3 existing commercial biodiesel refineries undergoing expansion in the United States. The total additional anticipated annual production capacity of these plants under construction or expansion is approximately 1.1 billion gallons per year.

The biodiesel production market is very dynamic as there are a number of new entrants that may have greater access to capital or low cost feedstock. For example, large international agricultural companies, such as Archer Daniels Midland Corporation, or ADM, and Bunge Limited have begun to build biodiesel refineries to take advantage of their access to agricultural feedstock. ADM is already the largest ethanol producer in the United States and has publicly stated an intention to build biodiesel refineries in the United States to complement its ethanol production and to take advantage of its vertically integrated agricultural supply chain. ADM estimates that, as of August 11, 2007, it had 1.6 million metric tons of biodiesel production capacity worldwide. In addition, major energy companies have expressed an interest in investing in renewable energy projects, including biodiesel. Chevron Corporation, for example, reports that it has spent over $1.5 billion on renewable energy projects since 2000.

While the market for biodiesel may not be constrained by demand given the large volume of consumption of diesel in the United States and worldwide, we may face significant competition for feedstock and capital from these large, vertically integrated competitors, in addition to the other independent entrants into the market and from various other alternative fuels that are being developed and marketed.

Cellulosic ethanol production is an emerging industry, but there are existing companies focused this technology. Companies currently operating in the cellulosic sector include Verenium Corporation and Bluefire Ethanol Fuels Inc. Both of those companies have received federal funding and could prove to have success over the next few years. The 2007 USDA Farm Bill provides for a maximum $1.01 per gallon production tax credit for cellulosic biofuels through the end of 2012. Further, the Energy Independence and Security Act of 2007 stipulates that the United States must produce 16 billion gallons per year of cellulosic biofuels by the year 2022, or roughly 44% of the total 36 billion gallons per year of ethanol required. These incentives and mandates will drive new entrants into the cellulosic ethanol production industry. We believe that we differentiate ourselves from potential competitors in that we are focused on the application of cellulosic technologies to existing assets that can be converted for such use. Since our facilities will not be built new from the ground up, this tends to shorten the time needed for development and construction.

Legal Proceedings

From time to time the Company may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of business. We are not currently involved in any legal proceedings that we believe could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.

Item 1A:

Risk Factors

Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K before investing in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you could lose all of your investment.

Risks Associated with our Business

We have a no operating history, and our business may not be successful.

We are currently in an early stage of our current business plan. We have no operating history with respect to the construction and operation of biodiesel refineries. Our limited operating history makes it difficult for potential investors to evaluate our business. Therefore, our proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the biodiesel industry in general. Investors should evaluate an investment in our company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services and technologies. Despite best efforts, we may never overcome these obstacles to achieve financial success.

Our business is speculative and dependent upon the implementation of our business plan, as well as our ability to enter into agreements with third parties for necessary financing, the provision of necessary feedstock sources, engineering, procurement and construction services and the sale and distribution of our biodiesel fuel on terms that will be commercially viable for us. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that our investors will not lose their entire investment.

We have yet to attain profitable operations and because we will need additional financing to fund our activities, there is substantial doubt about our ability to continue as a going concern.

Our ability to continue to operate as a going concern is fully dependent upon our ability to obtain sufficient financing to continue our development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from our operation. We will be required to raise additional financing to fully implement our entire business plan.

There is no guarantee that we will ever operate profitably or even receive positive cash flows from full operations.

We require immediate additional capital.

Our operating plan for 2009 is focused on development of our projects. We estimate that we will need to raise approximately $82 million in cash to support this plan for the next twelve months. At the closing of the financing, we will have less than $100,000 in cash. We are actively seeking additional funding. There can be no assurance that the required additional financing will be available on terms favorable to us or at all.

Obtaining capital will be challenging in a difficult environment, due to the current environment in the United States financial markets and current world instability. We currently have no commitments for funding and there can be no assurance that we will be able to obtain additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, and such securities may have rights, preferences and privileges senior to those of our common stock. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and would most likely result in a lower stock price.

Our results of operations, financial condition and business outlook are highly dependent on commodity prices, which are subject to significant volatility and uncertainty, and the availability of supplies.

Our results are substantially dependent on many different commodity prices, especially prices for biodiesel, ethanol, petroleum diesel, feedstock and materials used in the construction of our refineries. As a result of the volatility of the prices for these items, our results may fluctuate substantially and we may experience periods of declining prices for our products and increasing costs for our raw materials, which could result in operating losses.

Biodiesel is a commodity whose price is determined based on the price of petroleum diesel, world demand, supply and other factors, all of which are beyond our control. World prices for biodiesel have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return on our investment in biodiesel refineries and on our general financial condition. Price fluctuations for biodiesel may also affect the investment market, and our ability to raise investor capital. Although market prices for biodiesel rose to near-record levels during 2005 and have gone up since then, they have drastically decreased in the past twelve months. Future decreases in the prices of biodiesel or petroleum diesel may have a material adverse effect on our financial condition and future results of operations.

The price of feedstock is influenced by market demand, weather conditions, animal processing and rendering plant decisions, factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of feedstock is difficult to predict. Any event that tends to negatively affect the supply of feedstock, such as increased demand, adverse weather or crop disease, could increase feedstock prices and potentially harm our business. In addition, we may also have difficulty, from time to time, in physically sourcing feedstock on economical terms due to supply shortages or quality control issues of feedstock providers. Such a shortage or quality control issues could require us to suspend operations until feedstock of acceptable quality is available at economical terms, which would have a material adverse effect on our business, results of operations and financial position. The price we pay for feedstock at a facility could increase if an additional multi-feedstock biodiesel production facility is built in the same general vicinity or if alternative uses are found for lower cost feedstocks.

Changes in the price and availability of our feedstock may hinder our ability to generate revenues and may result in plant shutdowns.

Because there is little or no correlation between the price of feedstock and the price of biodiesel, we cannot pass along increased feedstock prices to our biodiesel customers. As a result, increased feedstock prices may result in decreased profits and we may even be forced to shut down our plants, either temporarily or permanently. If we continue to experience a sustained period of high feedstock prices, such pricing may reduce our ability to generate revenues and our profit margins will decrease, and these decreases may be significant.

The raw materials and energy necessary to produce cellulosic ethanol may be unavailable or may increase in price, adversely affecting our business, results of operations and financial condition.

The principal raw material we plan to use to produce ethanol and its co-products is biomass from wood chips, wheat straw, and other sources. Changes in the price of biomass can significantly affect our business. In general, rising feedstock prices result in lower profit margins and, therefore, represent unfavorable market conditions. This is especially true since market conditions generally do not allow us to pass along increased biomass prices to our customers because the price of ethanol is primarily determined by other factors, such as the supply of ethanol and the price of oil and gasoline. At certain levels, biomass prices may even make ethanol production uneconomical depending on the prevailing price of ethanol.

The price of biomass can be influenced by general economic, market and regulatory factors. These factors include weather conditions, crop conditions and yields, farmer planting decisions, government policies and subsidies with respect to agriculture and international trade and global supply and demand. The significance and relative impact of these factors on the price of biomass is difficult to predict. Any event that tends to negatively impact the supply of biomass will tend to increase prices and potentially harm our business. Additional increases in cellulosic ethanol production could further boost demand for biomass and result in increases in biomass prices.

The production of ethanol also requires a significant and uninterrupted supply of other raw materials and energy, primarily water, electricity and natural gas. The prices of electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that our facilities will need or may not be able to supply those resources on acceptable terms. Any disruptions in the ethanol production infrastructure network, whether caused by labor difficulties, earthquakes, storms, other natural disasters or human error or malfeasance or other reasons, could prevent timely deliveries of biomass or other raw materials and energy and may require us to halt production which could have a material adverse effect on our business, results of operations and financial condition.

The market price of ethanol is volatile and subject to large fluctuations, which may cause our profitability or losses to fluctuate significantly.

The market price of ethanol is volatile and subject to large fluctuations. The market price of ethanol is dependent upon many factors, including the supply of ethanol and the price of gasoline, which is in turn dependent upon the price of petroleum which is highly volatile and difficult to forecast. Fluctuations in the market price of ethanol may cause our profitability or losses to fluctuate significantly.

The United States ethanol industry is highly dependent upon a myriad of federal and state legislation and regulation and any changes in such legislation or regulation could have a material adverse effect on our results of operations and financial condition.

The production of ethanol is made significantly more competitive by federal tax incentives. The federal excise tax incentive program allows gasoline distributors who blend ethanol with gasoline to receive a federal excise tax rate reduction for each blended gallon they sell regardless of the blend rate. The current federal excise tax on gasoline is $0.184 per gallon, and is paid at the terminal by refiners and marketers. If the fuel is blended with ethanol, the blender may claim a $0.51 per gallon tax credit for each gallon of ethanol used in the mixture, up to $1.01 per gallon if cellulosicly produced. The federal excise tax incentive program may not be renewed prior to its expiration in 2010, or if renewed, it may be renewed on terms significantly less favorable than current tax incentives. The elimination or significant reduction in the federal excise tax incentive program could have a material adverse effect on our results of operations.

Waivers or repeal of the national RFS minimum levels of renewable fuels included in gasoline could have a material adverse affect on our results of operations.

Shortly after passage of the Energy Independence and Security Act of 2007, which increased the minimum mandated required usage of ethanol, a Congressional sub-committee held hearings on the potential impact of the new national RFS on commodity prices. While no action was taken by the sub-committee towards repeal of the new national RFS, any attempt by Congress to re-visit, repeal or grant waivers of the new national RFS could adversely affect demand for ethanol and could have a material adverse effect on our results of operations and financial condition.

Strategic relationships on which we may rely are subject to change.

Our ability to identify and enter into commercial arrangements with feedstock suppliers, construction contractors, equipment fabricators, transportation, logistics and marketing services providers and biodiesel customers will depend on developing and maintaining close working relationships with industry participants. Our success in this area will also depend on our ability to select and evaluate suitable projects as well as to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will use the business relationships of management in order to form strategic relationships. These relationships may take the form of joint ventures with other private parties or local government bodies, contractual arrangements with other companies, including those that supply feedstock that we will use in our business, or minority investments from third parties. There can be no assurances that we will be able to establish these strategic relationships, or, if established, that the relationships will be maintained, particularly if members of our management leave our company. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake in order to fulfill our obligations to these partners or maintain these relationships. If we do not successfully establish or maintain strategic relationships, our business may be negatively affected.

Competition may impair our success.

We face competition from other producers of biodiesel and ethanol with respect to the procurement of feedstock, and biomass, respectively, obtaining suitable properties for the construction of biodiesel and ethanol plants and selling biodiesel, ethanol and related products. Such competition could be intense, driving up the cost of feedstock and biomass, and driving down the price for our products. Competition will likely increase as the price of energy, and in particular oil, rises. Additionally, new companies are constantly entering the market, increasing the competition.

Larger foreign-owned and domestic companies who have been engaged in this business for substantially longer periods of time, such as vertically integrated oil, agricultural and food supply companies, including Conoco-Phillips, Chevron, Tyson, Purdue, ADM, Cargill and Bunge, and independent companies such as Imperium Renewables, Inc. and Green Earth Fuels, LLC all have access to greater resources. The same is true for more established companies who decide to enter into our industry. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own refining and fuel marketing operations, and may have greater access to feedstocks and biomass, market presence, economies of scale, financial resources and engineering, technical and marketing capabilities, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition and could also have a negative impact on our ability to obtain additional capital from investors.

Our business is subject to local legal, political, and economic factors which are beyond our control.

We believe that the current political environment for construction of biodiesel and ethanol plants is sufficiently supportive to enable us to plan and implement our operations. However, there are risks that conditions will change in an adverse manner. These risks include, but are not limited to, laws or policies affecting mandates or incentives to promote the use of biodiesel, ethanol, environmental issues, land use, air emissions, water use, zoning, workplace safety, restrictions imposed on the biodiesel fuel industry such as restrictions on production, substantial changes in product quality standards, restrictions on feedstock supply, price controls, and import and/or export controls. Any changes in biodiesel fuel, ethanol fuel, financial incentives, investment regulations, policies or a shift in political attitudes are beyond our control and may adversely affect our business and future financial results.

Environmental risks and regulations may adversely affect our business.

All phases of designing, constructing and operating biodiesel and ethanol refineries present environmental risks and hazards. We are subject to environmental regulation implemented or imposed by a variety of federal, state and municipal laws and regulations as well as international conventions. Among other things, environmental legislation provides for restrictions and prohibitions on spills and discharges (particularly with respect to plant wastewater discharge), as well as emissions of various substances produced in association with biodiesel and ethanol fuel operations. Legislation also requires that facility sites be operated, maintained, abandoned and reclaimed in such a way that would satisfy applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability, as well as potentially increased capital expenditures and operating costs.

The presence or discharge of pollutants in or into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such presence or discharge. If we are unable to remediate such conditions economically or obtain reimbursement or indemnification from third parties, our financial condition and results of operations could be adversely affected.

Lack of diversification may increase our risk.

Larger companies have the ability to manage their risk through diversification. However, we lack diversification, in terms of both the nature and geographic scope of our business. As a result, we could potentially be impacted more by factors affecting the biodiesel and ethanol industries or the regions in which we operate than we would if our business were more diversified.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, require us to forfeit property rights and may affect the value of our assets or our ability to conduct our business. We may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. These could result in a material adverse effect on our prospects, business, financial condition and our results of operation.

Our business will suffer if we cannot obtain or maintain necessary permits or licenses.

Our operations will require licenses, permits and in some cases renewals of these licenses and permits from various governmental authorities. Our ability to obtain, sustain, or renew such licenses and permits on acceptable, commercially viable terms are subject to change, as, among other things, the regulations and policies of applicable governmental authorities may change. Our inability to obtain or extend a license or a loss of any of these licenses or permits may have a material adverse effect on our operations and financial condition.

Technological advances could cause our plants to become uncompetitive or obsolete.

It is possible that technological advances in the processes and procedures for processing biodiesel and ethanol could make the processes and procedures that we utilize at our plants less efficient or obsolete. Our plants will be single-purpose facilities and have no use other than the production of biodiesel and ethanol, as the case may be, and associated products. Much of the cost of each plant will be attributable to the cost of production technology which may be impractical or impossible to update. If we are unable to adopt or incorporate technological advances, our biodiesel and ethanol production methods could be less efficient than those of our competitors. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our biodiesel and ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which may be unavailable and/or could result in significant expenditures. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income.

If demand for biodiesel fails to grow at the same rate as planned supply, the excess production capacity will adversely impact our financial condition.

Based upon estimates by the National Biodiesel Board, the estimated annual production capacity of plants currently under construction far exceeds the current estimated annual consumption of biodiesel. In a study prepared for the National Biodiesel Board, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result and drive biodiesel prices lower.

Our business may suffer if we are unable to attract or retain talented personnel.

As of April 29, 2009, we had two full-time equivalent employees. Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of our management, as well as other personnel. We have a relatively small but very effective management team, and the loss of a key individual or inability to attract suitably qualified replacements or additional staff could adversely affect our business. We may also experience difficulties in certain jurisdictions in our efforts to obtain and/or retain suitably qualified staff willing to work in such jurisdictions. Our success depends on the ability of management and employees to interpret market and technical data correctly, as well as to respond to economic, market and other conditions. No assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected.

Competition from other sources of fuel may decrease the demand for our biodiesel and ethanol.

Diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, numerous other domestic fuels are currently under development and may prove to be more cost-efficient and displace biodiesel and/or ethanol as an environmentally-friendly alternative. If diesel prices do not continue to increase or if a new fuel is developed to compete with biodiesel and ethanol, it may be difficult to market our fuels, which could result in decreased revenues.

Competition from other diesel fuel lubricity additives may be a less expensive alternative to our biodiesel, which would cause us to lose market share and adversely affect our ability to generate revenues.

The EPA has issued regulations to reduce the amount of sulfur in diesel fuel in order to improve air quality. The removal of sulfur from diesel fuel reduces its lubricity which must be corrected with fuel additives, such as biodiesel which has inherent lubricating properties. Our proposed biodiesel plants are expected to compete with producers of other diesel additives having similar lubricity values as biodiesel, such as petroleum-based lubricity additives. Many major oil companies produce these petroleum-based lubricity additives and strongly favor their use because they may be used in lower concentrations than biodiesel. In addition, much of the infrastructure in place is for petroleum-based additives. As a result, petroleum-based additives may be more cost-effective than biodiesel. Therefore, it may be difficult to market our biodiesel as a lubricity additive, which could adversely affect our ability to generate revenues.

Risks Related to Our Common Stock; Liquidity Risks

Pursuant to the Merger, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the Merger, we became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2009 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

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changes in our industry;

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competitive pricing pressures;

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our ability to obtain working capital financing;

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additions or departures of key personnel;

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limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

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sales of our common stock;

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our ability to execute our business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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regulatory developments;

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economic and other external factors; and

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period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. Our common stock has been approved to trade on the OTC Bulletin Board system under the symbol “BBNG” since June 26, 2007 (we will likely apply for a change in our trading symbol in connection with the change in our name to Evolution Resources, Inc.). As a result, investors may be unable to sell their shares of our common stock. We cannot predict how liquid the market for our common stock might become.

As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the effectiveness of a registration statement or upon expiration of statutory holding periods, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

You should consider the United States federal income tax consequences of owning our securities.

There are risks associated with the United States federal income tax consequences of owning our common stock. Because the tax consequences of owning our common stock are complex and certain tax consequences may differ depending on the holder's particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the United States federal income tax treatment currently applicable to owning our common stock will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

Item 2:

Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

The following discussion may contain certain forward-looking statements. Such statements are not covered by the safe harbor provisions. These statements include the plans and objectives of management for future growth of the Company, including plans and objectives related to the consummation of acquisitions and future private and public issuances of the Company's equity and debt securities. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-

looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

The words “we,” “us” and “our” refer to the Company. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties, including but not limited to: (a) limited amount of resources devoted to achieving our business plan; (b) our failure to implement our business plan within the time period we originally planned to accomplish; (c) our strategies for dealing with negative cash flow; and (d) other risks that are discussed in this report or included in our previous filings with the Securities and Exchange Commission.

Overview

Evolution Resources, Inc. is a development stage company focused on the advancement of the profitable production of cellulosic ethanol and biodiesel. The Company’s business plan contains certain projects that if successfully implemented and completed, will leverage existing assets and infrastructure to 1) significantly shorten the time frame required to establish commercial scale cellulosic ethanol production facilities and 2) “repurpose” certain industrial facilities to provide key biofuels production components.

The Company is currently focused on building a team of industry experts to advise and assist the Company’s management as the project plans are developed. The team will include members from the scientific, financial, legal, and government policy communities who are all well experienced in the field of renewable fuels.

Evolution Resources, Inc. was incorporated in Delaware on April 9, 2009.

Projects

The proposed projects include the following:

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Development of a 4 million gallon per year (mmgy) cellulosic ethanol production facility located in an area with a large availability of straw biomass. The project is attractive as the initial cellulosic facility due to the fact that the site for the proposed facility has existing ethanol components and equipment, initial design work for the project has already been completed, and certain permits for ethanol production already exist at the facility. These elements, combined with the goal of engineering and constructing a relatively small commercial scale production facility, provide the potential to complete the project and bring it online in as little as seven months.

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Development of a 60 mmgy cellulosic ethanol production facility located adjacent to an existing pulping facility. The project will leverage the existing mill assets for the handling of large quantities of wood biomass and the capability to produce pulp cellulose, and will utilize a proprietary technology to convert the cellulose to fermentable sugars.

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Development of an existing 20 mmgy biodiesel production facility that is currently hampered by the lack of affordable feedstock oils. The project includes the acquisition of a nearby oilseed crusher that was recently closed, and the plan calls for modifications to the crusher to activate it for soybeans, with the extracted oil to be shipped to the biodiesel facility and the meal to be sold in the local markets.

In order to fund the development of the projects, acquire certain assets, and perform the required engineering and construction work involved with each project, we will need to raise approximately $82 million in a mix of equity, debt, and federal government grants/guarantees.

Presently, the Company does not have any agreements or understandings to acquire, or secure access to, any of the projects or the land and facilities necessary to develop these projects. As such, no assurance can be made that any of the above described projects will ever be developed.

Plan of Operations

Based on our cash flow projections, we expect that the net proceeds from the Series A Investment will be sufficient to satisfy our cash needs for at least three to six months and to enable us to have sufficient capital liquidity to engage various consultant and independent contractors to implement our initial plans to develop the facilities discussed above. However, if our expenses exceed our expectations, we may exhaust such funds even sooner. In any event, we will likely seek to raise additional funds through public or private offerings of our securities during the next three to twelve months. If we are unable to raise additional funds on a timely basis or at all, any progress with respect to our exploration activities may be adversely affected.

Consultants and Independent Contractors. Assuming we obtain the entire $225,000 pursuant to the Series A Investment, we intend to use $150,000 of the raise to obtain key biodiesel and ethanol industry consultants and independent contractors to assist us in the development of the facilities described above.

Presently, we do not have any agreements or understandings with any potential consultants or independent contractors. As such, no assurance can be made that we will be able to retain the appropriate people or, if we are able to retain people, that the terms will be favorable to us.

Merger and Registration Statement Expenses. Approximately $25,000 of the amount obtained via the Series A Investment will be used to pay attorney and accounting expenses related to the Merger and subsequent Registration Statement.

Working Capital Expenses. Approximately $45,000 of the amount obtained via the Series A Investment will be used to pay for various initial working capital expenses.

If we do not obtain the entire $225,000 pursuant to the Series A Investment, we will reduce these expenditures on a pro rata basis.

Results of Operations

Revenues. From our inception to the period ended April 29, 2009, we have had no revenues. We do not expect to earn revenues in the near future.

Operating Expenses. From our inception to the period ended April 29, 2009, we incurred no operating expenses.

Income Tax Expenses. From our inception to the period ended April 29, 2009, we did not recognize any income tax expense.

Liquidity and Capital Resources

As of April 29, 2009, we had $750 cash on hand. We are in the very early stages of development. However, due the Series A Investment, as of this filing, we have $100,000 in cash, less the expenses of the offering. Additionally, we will be receiving another $50,000 upon the filing of the Registration Statement and $50,000 upon the effectiveness of the Registration Statement.

Critical Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company will maintain cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its accounts receivable, accounts payable, accrued expenses, deferred revenue and notes payable that are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to their short-term nature.

Earnings (loss) per Common Share (“EPS”)

The Company complies with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share. Basic EPS excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted-average common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Income Taxes

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.

Impairment of Long-Lived Assets:

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets, such as property and equipment and intangible assets are not subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of asset groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board issued (the “FASB”) issued SFAS No. 161, “Disclosures About Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures related to derivative and hedging activities, and thereby seeks to improve the transparency of financial reporting. Under SFAS 161, entities are required to provide enhanced disclosures relating to a) how and why an entity uses derivative instruments; b) how derivative instruments and related hedge items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133”), and its related interpretations; and c) how derivative instruments and related hedged items affect and entity’s financial positions, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement effective for us beginning January 1, 2009.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business” Combinations” (SFAS 141R). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement became effective for us beginning January 1, 2009.

In December 2007, the FSAB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also established disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement became effective for us beginning January 1, 2009.

The above pronouncements are not currently expected to have a material effect on our financial statements

Item 3:

Properties

Please refer to Item 2.01 above with respect to our description of our current office space, which is hereby incorporated herein by reference.

Item 4:

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information as of May 27, 2009 following the closing of the Merger regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and “named executive officers”; and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner	Amount	Percent of Class

Directors and Named Executive Officers

Dennis McLaughlin	0	0.00%
Christopher P. Chambers	15,296,077	89.55%
Hank Cohn	25,000	*

All Directors and Executive Officers as a group (3 persons)	15,321,077	88.58%

Item 5:

Directors and Executive Officers

In connection with the Merger, Hank Cohn resigned the position of Chief Executive Officer, Chairman of the Board, Chief Financial Officer, President and Secretary; Dennis McLaughlin and Christopher P. Chambers were appointed to the Board of Directors; Mr. McLaughlin was appointed as Chief Executive Officer and President and Mr. Chambers was appointed as Executive Vice President and Chief Accounting Officer. As a result of the foregoing, our Board of Directors now consists of three members. For further information including biographical and new appointments of officers and directors, see the disclosure under “Directors and Executive Officers” in this Report.

The names of our current officers and directors, as well as certain information about them are set forth below:

Name	Age	Position(s)

Dennis McLaughlin	43	Chief Executive Officer, President and Director
Christopher P. Chambers	44	Executive Vice President, Chief Financial Officer, Secretary and Director
Hank Cohn	38	Director

Dennis McLaughlin—Chief Executive Officer, President and Chairman of the Board

Dennis McLaughlin was appointed as the Chief Executive Officer, President and Director of the Company in connection with the Merger. He has served as CEO and Chairman of Apollo Resources International, Inc. (a publicly traded company) since October of 2004. He was CEO of Blue Wireless & Data, Inc. (a publicly traded company) from June 2004 through April 2005, and served as Chairman from June 2004 to 2007. He was CEO and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) from September 2003 to January 2005. Prior to that he founded Aurion Technologies, LLC in 1998 and served as CEO and was a Director through 2001. He founded Aurora Natural Gas, LLC in 1993 and served as CEO through 2001. Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991. Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

Christopher P. Chambers—Executive Vice President, Chief Accounting Officer, Secretary and Director

Christopher “Kit” Chambers was appointed as the Chief Accounting Officer and Director of the Company in connection with the Merger. He has been Secretary and Executive Vice President of Earth Biofuels Inc. since November 8, 2005. Mr. Chambers has been Secretary of Apollo Resources International Inc. since October of 2004 and serves as its Vice President. Mr. Chambers served as the President of Blue Wireless & Data Inc. (a publicly traded company) from September 27, 2005 to September 13, 2006 and served as its Corporate Secretary from July 2004 to September 13, 2006. He served as the Chief Executive Officer of Blue Wireless & Data Inc., from May 3, 2005 to September 27, 2005. He served as Chief Operating Officer and Secretary of Ocean Resources Inc., (a publicly traded company) from October 2003 to January 2005.  From January 1999 to December 2001, he was employed by Aurion Technologies LLC, as Vice President of Operations, then as Vice President of Sales Engineering. From March 1994 to December 1998, he served as Vice President, Software Development of Aurora Natural Gas LP. From January 1998 to February 2004, he served as an independent consultant in the film and video industry in Dallas, Texas. He has served as Director of Apollo Resources International Inc. from November, 2004. He served as a Director of Blue Wireless & Data Inc. from July 2004 to September 13, 2006. Mr. Chambers received a Bachelor of Science degree from the University of Oklahoma in 1989.

Hank Cohn—Director

Hank Cohn is currently serving as President and Chief Executive Officer of PracticeOne, Inc., an integrated software and services company for physicians. He is also executive Vice President at Galaxy Ventures, LLC, a closely-held investment fund with a multi-pronged investment strategy concentrating in the areas of bond trading and early stage technology investments. Mr. Cohn acts as Portfolio Manager for investments. Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. (CINT.OB) and Analytical Surveys, Inc. (ANLT). From March 2007 to August 2007, Hank Cohn was the sole officer and director of International Food and Wine Consultants, Inc. a company trading on the OTCBB. Mr. Cohn holds an MBA in finance and investments from Baruch College.

Election of Directors and Officers

Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our Articles of Incorporation. The holders of the Investor Shares are entitled to appoint one representative as a member of our Board of Directors.

Our Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified.

Compensation of Independent Directors

Each member of our board of directors who is not an employee of the Company (a “non-employee director”) may receive an annual retainer in cash and/or shares of our Common Stock as determined by the board of directors and all directors will be reimbursed for costs and expenses related to attending meetings of the board of directors, though such compensation has not yet been established.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Item 6:

Executive Compensation

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus ($)	Other Annual Compensation (# of shares of Common Stock)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation ($)
Hank Cohn Former Chief Executive Officer, President, Chief Financial Officer, Secretary and Chairman of the Board (1)	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Dennis McLaughlin, Chief Executive Officer, Director	2009	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0

Christopher P. Chambers, Chief Accounting Officer, Director	2009	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0

———————

(1)

On May 27, 2009, Hank Cohn resigned as the Chief Executive Officer, Chairman of the Board, Chief Financial Officer, President and Secretary of BBN. Mr. Cohn remains as a member of the Board of Directors.

Employment Agreements

We have not entered into employment agreements with our executive officers as of the date of this Current Report on Form 8-K.

We may also issue to our officers and directors cash compensation, restricted stock grants or grants of stock options on terms and conditions to be determined by our board of directors or designated committee.

Compensation of Directors

The Company did not provide for issuances of its securities through a stock option plan or even have a committee to approve such agreement. We intend to provide our directors with compensation for their service on our board of directors, though such compensation has not yet been established.

Item 7:

Certain Relationships And Related Transactions And Director Independence

We had no related party transactions in the past three fiscal years. None of our directors is currently independent pursuant to the definition employed by NASDAQ.

Item 8:

Legal Proceedings

Please refer to Item 2.01 above with respect to our description of our current legal proceedings, which is hereby incorporated by reference.

Item 9:

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is quoted on the Over the Counter Bulletin Board (the “OTC Bulletin Board”) under the symbol BBNG. There is currently no Bid or Offer for our Common Stock. There is no assurance that a trading market will develop or, if such a market does develop, that it will continue. We have notified the OTC Bulletin Board of our name change and will obtain a new symbol.

Item 10:

Recent Sales of Unregistered Securities.

Sales by BBN

In connection with the Merger, on May 27, 2009, BBN issued an aggregate of 15,296,077 shares of BBN common stock to the stockholders of Evolution in exchange for their Evolution common shares at the ratio of 203.9477 shares of BBN common stock for each share of Evolution common stock. The issuance was made pursuant to an exemption from registration requirements under Regulation D and or Section 4(2) of the Securities Act of 1933, as amended.  In each case, we believe the recipients were all "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933.

Additionally, concurrent with the Merger, Evolution entered into a Purchase Agreement with certain accredited investors for the sale of an aggregate of 20,000 shares of Series A Convertible Preferred Stock (the “Investor Shares”), for aggregate gross proceeds equal to $225,000 (the “Purchase Price”). The Purchase Price is paid as follows: (i) $120,000 as of the Merger Date, (ii) $55,000 upon the filing of the Registration Statement and (iii) $50,000 upon the effectiveness of the Registration Statement. The terms of the Investor Shares are described below.

Sales by Evolution

On April 9, 2009, Evolution sold 75,000 shares of our common stock in a private placement at $.01 per share to one individual.  The issuance was made pursuant to an exemption from registration requirements under Regulation D and or Section 4(2) of the Securities Act of 1933, as amended.  In each case, we believe the recipients were all "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933.

Item 11:

Description of Securities.

Introduction

Evolution Resources, Inc. (formerly known as BBN Global Consulting, Inc.) was incorporated in the state of Nevada on March 15, 2005. The Company is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock. Each has a par value of $.001 per share.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. As of the date of this current Report on Form 8-K, we have authorized 22,500 shares of Series A Convertible Preferred Stock (the “Series A Preferred”), which we designated pursuant to a Certificate of Designation filed with the Nevada secretary of state on May 27, 2009, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference. Of the 22,500 shares of Series A Preferred that are authorized for issuance, 12,000 shares are currently issued and outstanding.

The terms of the Series A Preferred are as follows:

•

The Series A Preferred will be senior to all other equity now outstanding or issued in the future;

•

The Company will not be able to issue any additional preferred stock, incur any debt, or enter into a major transaction without the consent of two-thirds of the then outstanding shares of the Series A Preferred;

•

The Series A Preferred have a $100 liquidation preference per share (the “Liquidation Preference”) prior to any monies being paid to junior securities;

•

The holders of the Series A Preferred will be entitled to compel the redemption of the Series A Preferred at a redemption price equal to their Liquidation Preference one year from the date of the issuance; provided, however; in the event the Company violates the Registration Restrictions, the Series A Preferred become immediately redeemable.

•

The Series A Preferred will have the right to convert into the number of shares of Common Stock at an exercise price of the lesser of $1.00 or 70% of the average market price of the Common Stock for the preceding five trading days; and

•

The Series A Preferred will be entitled to vote on an as-converted basis with the holders of Common Stock.

In addition to the Series A Preferred, our board of directors is empowered, without stockholder approval, to issue up to an additional 978,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any additional shares of preferred stock in addition to the Series A Preferred, there can be no assurance that we will not do so in the future.

Common Stock

Our amended and restated articles of incorporation authorize the issuance of 74,000,000 shares of common stock. The holders of our common stock: (i) have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors; (ii) are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and (iv) are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company does not intend to declare or pay any cash dividends on its common stock in the foreseeable future. Subject to the limitations described below, the holders of the Company’s common stock are entitled to receive only such dividends (cash or otherwise) as may (or may not) be declared by the Company’s Board of Directors. However, in the event the Company does declare a dividend on its common stock, the holders of the Investor Shares will be entitled to receive an equal dividend as if they converted into common stock as of the date the dividend is to be received by the holders of Common Stock. Further, so long as any Investor Shares remain outstanding, the Company will not be allowed to declare a dividend without the written consent of the holders of all of the Investor Shares.

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. Additional shares of Common Stock may be issued by the Board of Directors a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of un-issued and unreserved common and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the NRS allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection.

Amendments to Bylaws. Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

Item 12:

Indemnification of Directors and Officers.

Our amended and restated articles of incorporation provide for us to indemnify our officers and directors as follows:

•

We will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the or, while a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.

•

We will pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified.

Additionally, our bylaws, provide that we shall indemnify our (i) present or former directors, advisory directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our board of directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii).

Item 13.

Financial Statements and Supplementary Data.

Please refer to the financial statements filed as exhibits to the Report on Form 8-K of which this Form 10 disclosure forms a part.

Item 14:

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Please refer to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02

RECENT SALES OF UNREGISTERED SECURITIES

Please refer to Item 2.01 above with respect to our description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

ITEM 5.01

CHANGE IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 and 3.02 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the Merger, the former shareholders of Evolution own 89.55% of the total outstanding shares of BBN capital stock and 89.55% of the total voting power of all of BBN’s outstanding voting securities.

ITEM 5.02

ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 5.03

AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 27, 2009, the Company amended and restated its articles of incorporation to, among other things, reflect the name change, and amended its bylaws to reflect the name change. A copy of the amended and restated articles of incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference. Additionally, in connection with the Series A Investment, the Company filed with the Nevada secretary of state a certificate of designation setting forth the rights, preferences and privileges of its Series A Preferred Stock. A copy of the certificate of designation of the Series A Preferred Stock is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As the result of the completion of the Merger, the Company is no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act. Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

(i)

Evolution Resources, Inc. audited financial statement for the period from inception through April 29, 2009.

Exhibits.

Exhibit Number	Exhibit Description
2.1

Agreement and Plan of Merger, dated as of May 27, 2009 by and between BBN Global Consulting, Inc., Evolution Resources Acquisition Corp. and Evolution Resources, Inc. (Nonmaterial schedules and exhibits identified in the Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. BBN agrees to furnish supplemental information to the Commission upon request by the Commission a copy of any omitted schedule or exhibits.)

3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
3.3	Certificate of Designation of Series A Convertible Preferred Stock
10.1	Series A Convertible Stock Purchase Agreement, dated May 27, 2009 between Evolution and various accredited investors
10.2	Registration Rights Agreement, dated May 27, 2009 between Evolution and various shareholders of BBN
21.1	Subsidiaries of the Registrant
99.1	Evolution Resources, Inc. audited financial statements for the period from inception through April 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUTION RESOURCES, INC.

By:	/s/ DENNIS MCLAUGHLIN
Dennis McLaughlin Chief Executive Officer

Date:  June 2, 2009

EXHIBITS

Exhibit Number	Exhibit Description
2.1

Agreement and Plan of Merger, dated as of May 27, 2009 by and between BBN Global Consulting, Inc., Evolution Resources Acquisition Corp. and Evolution Resources, Inc. (Nonmaterial schedules and exhibits identified in the Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. BBN agrees to furnish supplemental information to the Commission upon request by the Commission a copy of any omitted schedule or exhibits.)

3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
3.3	Certificate of Designation of Series A Convertible Preferred Stock
10.1	Series A Convertible Stock Purchase Agreement, dated May 27, 2009 between Evolution and various accredited investors
10.2	Registration Rights Agreement, dated May 27, 2009 between Evolution and various shareholders of BBN
21.1	Subsidiaries of the Registrant
99.1	Evolution Resources, Inc. audited financial statements for the period from inception through April 29, 2009